                                                                   EXHIBIT 4.(c)

                           SUPPLEMENTAL INSTRUCTIONS
                                 AS TO USE OF
                           RALLY'S HAMBURGERS, INC.
                           SUBSCRIPTION CERTIFICATE

                             ---------------------

            CONSULT THE INFORMATION AGENT, THE SUBSCRIPTION AGENT,
                    YOUR BANK OR BROKER AS TO ANY QUESTIONS

     The following relates to a rights offering by Rally's Hamburgers, Inc. (the "Company") to the holders of its outstanding Common Stock, $0.10 par value per share (the "Common Stock") (the "Rights Offering"). Holders of record at the close of business on July 31, 1996 (the "Record Date") received one right ("Right") for each share of Common Stock held on the Record Date. The Rights Offering has been amended as follows: Rights holders may purchase one Unit (a "Unit") consisting of one share of Common Stock and one warrant to purchase an additional share of Common Stock for each 3.25 Rights held ("Basic Subscription Privilege") at the subscription price of $2.25 (the "Subscription Price") per Unit. The cost of a Unit purchased pursuant to the Oversubscription Privilege has also been reduced to $2.25 per Unit. To reflect these changes, Form 1-Subscription on the reverse of the Rally's Hamburgers, Inc. subscription certificate shall be deemed to be amended in the following manner: (i) the parenthetical "(4.5 Rights needed to subscribe for each Unit)" shall be replaced with "(3.25 Rights needed to subscribe for each Unit)" and (ii) the parenthetical "(total Units subscribed for times $3.00)" shall be replaced with "(total Units subscribed for times $2.25)".

     Rights holders who exercised their Basic Subscription Privilege and/or Oversubscription Privilege on or before August 30, 1996 shall be permitted to withdraw their subscriptions in whole by completing "Form 5-Withdrawal" which is set forth below and submitting it to the Subscription Agent on or before 5:00 p.m., New York City time, on September 13, 1996 or any extension thereof (the "Expiration Date"). IF FORM 5-WITHDRAWAL IS NOT RECEIVED BY THE EXPIRATION DATE, IT WILL BE ASSUMED THAT THE HOLDER HAS SUBSCRIBED FOR THAT NUMBER OF UNITS FOR WHICH PAYMENT HAS BEEN RECEIVED BY THE SUBSCRIPTION AGENT, SUBJECT TO PRORATION IN THE CASE OF THE OVERSUBSCRIPTION PRIVILEGE.

     Any Rights holder withdrawing pursuant hereto may resubscribe by completing "Form 6-RESUBSCRIPTION," which is set forth below, and submitting it to the Subscription Agent on or before 5:00 p.m., New York City time, on the Expiration Date.

     Persons holding Rights through a broker, commercial bank, trustee, depositary for securities or other nominee should notify such nominee as soon as possible in order to request that such nominee cause Rights to be exercised in accordance such beneficial owner's instructions.

     FORM 5-WITHDRAWAL: The undersigned hereby revokes the subscription for Units as indicated below.



Subscription Certificate Number
pursuant to which Subscription
Rights were exercised
                                  -------------------------------
Number of Units Subscribed for
                                  -------------------------------
Amount Tendered
                                  -------------------------------

     FORM 6-RESUBSCRIPTION: The undersigned hereby irrevocably subscribes for full Units as indicated below, on the terms specified below.

Number of Units subscribed for
pursuant to the Basic Subscription
Privilege (3.25 Rights needed to
subscribe for each Unit)
                                  -------------------------------
Number of Units subscribed for
pursuant to the Oversubscription
Privilege
                                  -------------------------------
Cost (total Units subscribed for
times $2.25)
                                  -------------------------------

CHECK, BANK DRAFT OR MONEY ORDER MADE OUT TO AMERICAN STOCK TRANSFER & TRUST COMPANY MUST BE ENCLOSED.


                          ------------------------------
                          Subscriber(s) Signature(s)
                          Telephone No. (   )     -
                                              ---   ----

                          PLEASE READ BEFORE SIGNING

     Signature(s) must correspond with the name(s) of the registered holder on the subscription certificate. If a joint account, each must sign. Persons signing in a representative or fiduciary capacity must indicate capacity when signing.

                              SUBSCRIPTION AGENT

                    American Stock Transfer & Trust Company
                          40 Wall Street, 46th Street
                           New York, New York 10005
                           Telephone: (800) 937-5449
                           Facsimile: (718) 234-5001


                               INFORMATION AGENT

                              Morrow & Co., Inc.
                               909 Third Avenue
                         New York, New York 10022-4799
                  Telephone: (800) 566-9061 or (800) 662-5200